Exhibit 4.32

EXECUTION VERSION

MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT dated as of March 31, 2007 (this “Agreement”) of the Credit Agreement, the Stock Pledge Agreement and the Canadian Pledge Agreement, each as defined below, is by and among MAYOR’S JEWELERS, INC., a Delaware corporation (the “U.S. Borrower”), BIRKS & MAYORS INC. (f/k/a Henry Birks & Sons Inc.), a Canadian corporation (the “Canadian Borrower”, and together with the U.S. Borrower, the “Borrowers”), the other Subsidiaries of the Borrowers parties to the Credit Agreement (the “Guarantors”), BANK OF AMERICA, N.A., a national banking association, as administrative agent (hereinafter, in such capacity, the “Administrative Agent”) for itself and the other U.S. lending institutions (hereinafter, collectively, the “U.S. Lenders”), which are or may become parties thereto, BANK OF AMERICA, N.A. (acting through its Canada branch), a national banking association, as Canadian agent (hereinafter, in such capacity, the “Canadian Agent”, and together with the Administrative Agent, the “Agents”) for itself and the other Canadian lending institutions which are or may become parties thereto (hereinafter, collectively, the “Canadian Lenders”, and together with the U.S. Lenders, the “Lenders”) and the Lenders. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

WITNESSETH

WHEREAS, a revolving credit facility was established in favor of the Borrowers pursuant to the terms of that certain Revolving Credit, Tranche B Loan and Security Agreement dated as of January 19, 2006 (as amended and in effect from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors, the Lenders and the Agents;

WHEREAS, in connection with Credit Agreement, the Borrowers, the Guarantors and the Administrative Agent entered into that certain Stock Pledge Agreement dated as of January 19, 2006 (the “Stock Pledge Agreement”);

WHEREAS, in connection with Credit Agreement, the Canadian Borrower and the Canadian Agent entered into that certain Pledge Agreement dated as of January 19, 2006 (the “Canadian Pledge Agreement”);

WHEREAS, the U.S. Borrower intends to acquire all the Capital Stock of Henry Birks and Sons U.S., Inc. from the Canadian Borrower (the “Acquisition”) in exchange for the issuance of one share of additional Capital Stock by the U.S. Borrower to the Canadian Borrower; and

WHEREAS, the Borrowers have requested that the Required Lenders consent to the Acquisition and amend certain provisions of the Credit Agreement, Stock Pledge Agreement and Canadian Pledge Agreement;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Consent to the Acquisition. Subject to the satisfaction of the conditions set forth in this Section 1 and in Section 3 hereof, the Required Lenders hereby consent to the Acquisition; provided that (a) no Default or Event of Default shall exist as of the date of such Acquisition and after giving effect to such Acquisition and (b) the Acquisition is effective on or prior to the date hereof.

2. Amendments to Certain Loan Documents.

(a) Each of the Borrowers agrees that Schedule 7.19 to the Credit Agreement is amended by deleting such Schedule 7.19 attached thereto in its entirety and replacing such schedule with Schedule 7.19 attached hereto as Exhibit A.

(b) Each of the Borrowers agrees that Annex A to the Stock Pledge Agreement is amended by deleting such Annex A attached thereto in its entirety and replacing such schedule with Annex A attached hereto as Exhibit B.

(c) The Canadian Borrower agrees that Schedule 1 to the Canadian Pledge Agreement is amended by deleting such Schedule 1 attached thereto in its entirety and replacing such schedule with Schedule 1 attached hereto as Exhibit C.

3. Conditions Precedent. This Agreement shall be effective immediately upon receipt by the Applicable Agent of all of the following, each in form and substance satisfactory to the Applicable Agent and the Lenders party hereto:

(a) Executed Agreement. Counterparts of this Agreement duly executed by the Loan Parties and the Required Lenders.

(b) Updated Schedules. An updated Schedule 7.19 to the Credit Agreement, Annex A to the Stock Pledge Agreement and Schedule 1 to the Canadian Pledge Agreement from the Borrowers.

(c) Stock Certificates and Powers. The duly executed stock certificates (i) representing all of the Capital Stock of Henry Birks & Sons U.S., Inc. owned by the U.S. Borrower delivered to the Administrative Agent and (ii) representing all of the additional Capital Stock of the U.S. Borrower issued to the Canadian Borrower in connection with the Acquisition delivered to the Canadian Agent, together with transfer powers duly endorsed in blank.

(d) Acquisition Documents. Certified true, correct and complete copies of all of the documents executed and delivered to effectuate the Acquisition including, without limitation, that certain Share Transfer Agreement by and between the Canadian Borrower and the U.S. Borrower dated as of March 31, 2007 and board resolutions of the U.S. Borrower and Canadian Borrower approving the Acquisition.

(e) Acknowledgement of Pledge. A duly executed Acknowledgement of Pledge, in form and substance substantially similar to the form attached as Schedule 2 to the Canadian Pledge Agreement, from the Canadian Borrower to the Canadian Agent with respect to the new shares issued by the U.S. Borrower to the Canadian Borrower in connection with the Acquisition.

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(f) Payment of Fees. The Borrowers shall have paid all reasonable unpaid fees and expenses of the Administrative Agent’s counsel, Bingham McCutchen LLP and Ogilvy Renault LLP, to the extent that copies of invoices for such fees and expenses have been delivered to the Borrowers.

(g) Other Items. The Agents shall have received such other items, documents, agreements, items or actions as the Agents may reasonably request in order to effectuate the transactions contemplated hereby.

For purposes of determining compliance with the conditions specified in this Section 3, each of the Required Lenders that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Applicable Agent shall have received notice from such Lender prior to the effectiveness of this Agreement specifying its objection thereto.

4. Effectiveness of Agreement. Upon execution and delivery of this Agreement, all references to the Credit Agreement, Stock Pledge Agreement or Canadian Pledge Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement, Stock Pledge Agreement or Canadian Pledge Agreement as modified by this Agreement. Except as specifically modified or amended hereby or otherwise agreed in writing, the Credit Agreement, Stock Pledge Agreement, Canadian Pledge Agreement and the other Loan Documents (including, in each case, schedules and exhibits thereto) are hereby ratified and confirmed and shall remain in full force and effect according to their respective terms.

5. Representations and Warranties; Defaults. Each of the Borrowers and the Guarantors affirms the following:

(a) all necessary action to authorize the execution, delivery and performance of this Agreement has been taken;

(b) after giving effect to this Agreement, the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all respects as of the date hereof (except those which expressly relate to an earlier period); and

(c) before and after giving effect to this Agreement, no Default or Event of Default shall exist.

6. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Agreement by facsimile or other electronic transmission shall be effective as such party’s original executed counterpart and shall constitute a representation that such party’s original executed counterpart will be delivered.

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7. Fees and Expenses. Pursuant to Section 16.2 of the Credit Agreement, the Borrowers shall pay all reasonable costs and expenses of the Agents in connection with the preparation, execution and delivery of this Agreement, including the reasonable fees and expenses of Bingham McCutchen LLP and Ogilvy Renault LLP.

8. Governing Law. This Agreement shall be governed by the laws of the State of New York.

[Remainder of page intentionally left blank.]

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U.S. BORROWER AND BORROWER’S REPRESENTATIVE

MAYOR’S JEWELERS, INC.

By:	/s/ Thomas A. Andruskevich
Name:	Thomas A. Andruskevich
Title:	President & CEO

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	Senior VP and CFO

CANADIAN BORROWER

BIRKS & MAYORS INC.

By:	/s/ Thomas A. Andruskevich
Name:	Thomas A. Andruskevich
Title:	President & CEO

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	Senior VP and CGO

(Signature Page to Modification Agreement)

ADMINISTRATIVE AGENT

BANK OF AMERICA, N.A.

By:	/s/ Mark D. Twomey
Name:	Mark D. Twomey
Title:	Vice President

CANADIAN AGENT

BANK OF AMERICA, N.A. (acting through its Canada branch)

By:	/s/ Nelson Lam
Name:	Nelson Lam
Title:	Vice President

REVOLVING CREDIT LENDERS

BANK OF AMERICA, N.A.

By:	/s/ Mark D. Twomey
Name:	Mark D. Twomey
Title:	Vice President

(Signature Page to Modification Agreement)

CF BLACKBURN LLC

BY: GMAC COMMERCIAL FINANCE LLC (servicer)

By:	/s/ Elizabeth C. White
Name:	Elizabeth C. White
Title:	Director

(Signature Page to Modification Agreement)

LASALLE RETAIL FINANCE, a division of LASALLE BUSINESS CREDIT, LLC, as Agent for LASALLE BANK MIDWEST NATIONAL ASSOCIATION

By:	/s/ Scott J. Wolkovich
Name:	Scott J. Wolkovich
Title:	Officer

(Signature Page to Modification Agreement)

CF BLACKBURN LLC

BY: GMAC COMMERCIAL FINANCE CORPORATION – CANADA (SERVICER)

By:	/s/ Elizabeth C. White
Name:	Elizabeth C. White
Title:	Authorized Representative

(Signature Page to Modification Agreement)

LASALLE BUSINESS CREDIT, a division of ABN AMRO BANK N.V., CANADA BRANCH

By:	/s/ Nick Dounas
Name:	Nick Dounas
Title:	Vice President

By:	/s/ Darcy Mack
Name:	Darcy Mack
Title:	First Vice President

(Signature Page to Modification Agreement)

RATIFICATION OF GUARANTY

Each of the undersigned Guarantors hereby (a) acknowledges and consents to the foregoing Agreement and the Borrowers’ execution thereof; (b) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations of the Borrowers under the Credit Agreement; (c) acknowledge and confirm that the liens, hypothecs and security interests granted pursuant to the Loan Documents are and continue to be valid and perfected first priority liens, hypothecs and security interests (subject only to Permitted Liens) that secure all of the Obligations on and after the date hereof; (d) acknowledges and agrees that, as of the date hereof, such Guarantor does not have any claim or cause of action against any Agent or any Lender (or any of its respective directors, officers, employees or agents); and (e) acknowledges, affirms and agrees that, as of the date hereof, such Guarantor does not have any defense, claim, cause of action, counterclaim, offset or right of recoupment of any kind or nature against any of their respective obligations, indebtedness or liabilities to any Agent or any Lender.

GUARANTORS

HENRY BIRKS & SONS U.S., INC.

By:	/s/ Thomas A. Andruskevich
Name:	Thomas A. Andruskevich
Title:	President & CEO

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	Senior VP and CFO

MAYOR’S JEWELERS OF FLORIDA, INC. JBM RETAIL COMPANY, INC. JBM VENTURE CO., INC. MAYOR’S JEWELERS INTELLECTUAL PROPERTY HOLDING COMPANY JAN BELL MARKETING-PUERTO RICO, INC.

By:	/s/ Thomas A. Andruskevich
Name:	Thomas A. Andruskevich
Title:	President & CEO

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	Senior VP and CFO

(Signature Page to Modification Agreement)

EXHIBIT A

SCHEDULE 7.19

SUBSIDIARIES

Canadian Borrower:

The Canadian Borrower owns 100% of the outstanding shares of the following entities:

•	U.S. borrower (a Delaware corporation)

5870 North Hiatus Road, Tamarac, Florida 33321

•	Henry Birks & Sons Holding Inc.[1] (incorporated under the Canadian Business Corporations Act)

1240 Phillips Square, Montreal, Québec H3B 3H4

U.S. Borrower:

The U.S. Borrower owns 100% of the outstanding shares of the following entities:

•	Mayor’s Jewelers of Florida, Inc., a Florida corporation

5870 North Hiatus Road, Tamarac, Florida 33321

•	Mayor’s Jewelers Intellectual Property Holding Company, a Delaware corporation

5870 North Hiatus Road, Tamarac, Florida 33321

•	JBM Retail Company, Inc., a Delaware corporation

5870 North Hiatus Road, Tamarac, Florida 33321

•	JBM Venture Co., Inc., a Delaware corporation

5870 North Hiatus Road, Tamarac, Florida 33321

•	Jan Bell Marketing-Puerto Rico, Inc., a Puerto Rico company

5870 North Hiatus Road, Tamarac, Florida 33321

•	Henry Birks & Sons U.S., Inc., a Delaware corporation

41 Century Drive West, Woonsocket, Rhode Island 02895-6162

The U.S. Borrower owns 99% of the outstanding shares of the following entity:

•	Exclusive Diamonds International, Ltd., an Israeli company[2]

[1]	This entity has been liquidated and has been dissolved in accordance with the terms of the Credit Agreement. It was a Non-Material subsidiary and therefore was not a party to the Guaranty.

[2]

This entity will be liquidated, and is a Non-Material Subsidiary and therefore is not a party to the Guaranty. JBM Venture Co., Inc., a Delaware corporation, owns 1% of the outstanding shares of the following entity:

•	Exclusive Diamonds International, Ltd., an Israeli company[3]

5870 North Hiatus Road, Tamarac, Florida 33321

Exclusive Diamonds International, Ltd., an Israeli company, owns 100% of the outstanding shares of the following entity:

•	Regal Diamond International (TA Ltd.), an Israeli company[4]

JOINT VENTURES

•	BME IPCO, Inc., a Delaware corporation

5870 North Hiatus Road, Tamarac, Florida 33321

[3]	This entity will be liquidated, and is a Non-Material Subsidiary and therefore is not a party to the Guaranty.

[4]	This entity will be liquidated, and is a Non-Material Subsidiary and therefore is not a party to the Guaranty.

EXHIBIT B

ANNEX A TO PLEDGE AGREEMENT

None of the issuers has any authorized, issued or outstanding shares of its capital stock of any class or any commitments to issue any shares of its capital stock of any class or any securities convertible into or exchangeable for any shares of its capital stock of any class except as otherwise stated in this Annex A.

Issuer	Record Owner	Class of Shares	Number of Authorized Shares	Number of Issued Shares	Number of Outstanding Shares	Par or Liquidation Value
Mayor’s Jewelers of Florida, Inc.	Jan Bell Marketing, Inc. (n/k/a Mayor’s Jewelers, Inc.)	Common Stock	1,000	1	1	$.01 par value per share
JBM Venture Co., Inc.	Jan Bell Marketing, Inc. (n/k/a Mayor’s Jewelers, Inc.	Common Stock	3,000	100	100	$1.00 par value per share
JBM Retail Company, Inc.	Jan Bell Marketing, Inc. (n/k/a Mayor’s Jewelers, Inc.	Common Stock	3,000	100	100	$1.00 par value per share
Jan Bell Marketing – Puerto Rico, Inc.	Jan Bell Marketing, Inc. (n/k/a Mayor’s Jewelers, Inc.	Common Stock	1,000	100	100	$1.00 par value per share
Mayor’s Jewelers Intellectual Property Holding Company	Mayor’s Jewelers, Inc.	Common Stock	100	100	100	$.01 par value per share
Mayor’s Jewelers, Inc.	Birks & Mayors Inc. (f/k/a Henry Birks & Sons Inc.)	Common Stock	200	101	101	$.01 par value per share
Henry Birks & Sons U.S., Inc.	Mayor’s Jewelers, Inc.	Common Stock	1,000	1,000	1,000	$.01 par value per share

EXHIBIT C

SCHEDULE 1

LIST OF PLEDGED SHARES

Mayor’s Jewelers, Inc.:

100 shares represented by Certificate No. 2

1 share represented by Certificate No. 3